Exhibit 99.1

Eastern Insurance Holdings, Inc.

Eastern Alliance Insurance Company

Allied Eastern Indemnity Company

Eastern Advantage Assurance Company

Eastern Life & Health Insurance Company

Employers Alliance, Inc.

DATE: February 14, 2008	FINANCIAL CONTACT:
Kevin Shook, Treasurer and Chief Financial Officer
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES 4TH QUARTER 2007 RESULTS

Lancaster, Pa., February 14, 2008 – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended December 31, 2007. EIHI reported net income of $7.7 million, or $0.76 per diluted share, for the fourth quarter of 2007, compared to net income of $4.5 million, or $0.41 per diluted share, for the same period in 2006.

Highlights for the fourth quarter include:

•	Consolidated revenue for the fourth quarter of 2007 was $38.1 million, compared to $34.1 million for the same period in 2006;

•	Net premiums earned increased to $34.3 million in the fourth quarter of 2007 from $29.1 million during the same period in 2006;

•

Favorable loss reserve development on prior accident years of $3.9 million ($2.5 million after-tax) was recorded in the workers’ compensation insurance segment for the three months ended December 31, 2007 compared to $1.5 million ($943,000 after-tax) for the same period in 2006;

•	After-tax intangible asset amortization expense of $282,000 was recorded for the three months ended December 31, 2007, compared to $500,000 for the fourth quarter of 2006;

•	After-tax net realized gains decreased to $417,000 for the three months ended December 31, 2007 from $749,000 for the same period in 2006;

•

For the three months ended December 31, 2007, net income was favorably impacted by a tax-related purchase accounting adjustment of $836,000 compared to no such adjustment for the same period in 2006; and

•

For the three months ended December 31, 2006, net income was negatively impacted by after-tax purchase accounting adjustments of $810,000 compared to negligible purchase accounting adjustments for the same period in 2007.

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended December 31, 2007 and 2006 consisted of the following:

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

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February 14, 2008	Page 2 of 8

	2007	2006
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	105,981	31,129
Weighted average restricted stock shares	38,213	—
Weighted average treasury shares purchased	(951,811)	—
Stock warrants	306,099	306,099

Total	10,102,030	10,940,776

“The fourth quarter was an exceptionally strong finish to 2007 for EIHI,” said Bruce M. Eckert, Chief Executive Officer. “Our consolidated combined ratio was 75.5 percent for the three months ended December 31, 2007, including combined ratios of 51.3 percent and 86.8 percent in our two largest operating segments, workers’ compensation insurance and group benefits insurance, respectively. We remain active in pursuing opportunities to allocate our excess capital through strategic acquisitions, organic geographic expansion and product cross-selling initiatives.”

Eckert added, “2008 will likely present continuing challenges for our operating segments as competition for business intensifies in our underwriting territories. We will continue to focus on individual account underwriting and adhering to our underwriting principles as a means of profitably growing our books of business in 2008.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $5.9 million for the fourth quarter of 2007, compared to $4.1 million for the same period in 2006. Highlights for the fourth quarter include:

•

Net premiums earned increased to $15.4 million for the fourth quarter of 2007, compared with $14.2 million, before purchase accounting adjustments, for the fourth quarter of 2006, an increase of 8.5 percent;

•

The combined ratio was 51.3 percent for the fourth quarter of 2007, compared to 66.7 percent for the same period last year. For the three months ended December 31, 2007, favorable loss reserve development on prior accident years of $3.9 million decreased the combined ratio by 25.2 percentage points, compared to favorable loss reserve development on prior accident years of $1.5 million in the fourth quarter of 2006, which decreased the 2006 combined ratio by 11.8 percentage points. The calendar year loss and LAE ratio was 35.5 percent for the three months ended December 31, 2007 compared to 54.7 percent for the same period in 2006;

•	The expense ratio was 14.5 percent for the three months ended December 31, 2007 compared to 11.5 percent for the same period in 2006;

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•	Net investment income was $1.3 million for the fourth quarter of 2007, compared to $1.1 million for the same period in 2006; and

•	After-tax purchase accounting charges were $834,000 for the three months ended December 31, 2006 compared to negligible purchase accounting charges for the same period in 2007.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has thirteen total programs. As previously reported, two of the programs are currently in run-off.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported net income of $1.6 million for the three months ended December 31, 2007 compared to $1.5 million for the same period in 2006. Highlights for the fourth quarter include:

•	Net premiums earned were $9.3 million for the fourth quarter of 2007, compared to $8.2 million for the fourth quarter of 2006;

•

The combined ratio was 86.8 percent for the fourth quarter of 2007, compared to 91.4 percent for the same period last year. The decrease in the combined ratio from 2006 to 2007 primarily reflects a lower expense ratio partially offset by a higher loss and LAE ratio. The calendar year loss and LAE ratio was 59.9 percent for the three months ended December 31, 2007 compared to 56.5 percent for the same period in 2006;

•

The expense ratio was 26.9 percent for the three months ended December 31, 2007 compared to 34.9 percent for the same period in 2006. The decrease in the expense ratio is due primarily to expense reduction initiatives and a gain of $384,000, which reduced the expense ratio by 4.1 points, related to the group benefit insurance segment’s defined benefit pension plan; and

•	Net investment income was $874,000 for the fourth quarter of 2007 compared to $973,000 for the fourth quarter of 2006.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported net income of $271,000 for the fourth quarter of 2007 compared to a net loss of $893,000 for the same period last year. Highlights for the fourth quarter include:

•	Reinsurance premiums earned were $3.7 million for the fourth quarter of 2007 compared to $2.9 million for the same period in 2006;

•	The combined ratio was 106.6 percent for the fourth quarter of 2007, compared to 169.8 percent for the same period last year. The combined ratio in the fourth quarter

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February 14, 2008	Page 4 of 8

of 2006 includes purchase accounting charges for the three months ended December 31, 2006 that increased the combined ratio by 28.0 points. Further adding to the combined ratio in the fourth quarter of 2006 was an increase in the loss and LAE ratio due to an increase in reported claims from the ceding company; and

•

For the three months ended December 31, 2006, net income was negatively impacted by after-tax purchase accounting adjustments of $267,000 compared to negligible purchase accounting adjustments for the same period in 2007.

Business in the specialty reinsurance segment is assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective January 1, 2008, EIHI’s participation percentage in the reinsurance treaty was decreased from 25 percent to 15 percent.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $119,000 for the three months ended December 31, 2007 compared to a net loss of $169,000 for the same period in 2006. The decrease in the net loss from 2006 to 2007 primarily reflects the aforementioned tax-related purchase accounting adjustment of $836,000, partially offset by stock compensation charges incurred in 2007 due to the adoption of the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan on December 18, 2006 and the subsequent grant of awards and options on January 3, 2007 and Sarbanes-Oxley implementation fees incurred in 2007.

Financial Condition

Total assets were $385.5 million as of December 31, 2007. Shareholders’ equity was $177.8 million as of December 31, 2007. During the fourth quarter, the Company repurchased 147,564 common shares at a total cost of $2.4 million, representing a weighted average price of $16.01 per share. As of December 31, 2007, EIHI’s book value per share and fully diluted book value per share were $16.81 and $16.27, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 10,580,858 and 11,521,145, respectively, as of December 31, 2007. The basic book value per share calculation includes the impact of restricted stock awards of 246,675 shares. The fully diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 634,188 common shares, which have a weighted average exercise price of $14.37.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, February 15, 2008 to review the Company’s 2007 fourth quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

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February 14, 2008	Page 5 of 8

Live Call

800-860-2442 (Domestic)

412-858-4600 (International)

A replay of the conference call will be available through February 22, 2008, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay passcode number is 415907. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of December 31, 2007 and 2006 and unaudited results of operations for the three months and years ended December 31, 2007 and 2006.

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February 14, 2008	Page 6 of 8

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	December 31, 2007	December 31, 2006
ASSETS

Investments:
Fixed income securities, at estimated fair value (amortized cost, $200,793; $201,226)	$205,785	$204,444
Convertible bonds, at estimated fair value (amortized cost, $14,242; $–)	15,478	—
Equity securities, at estimated fair value (cost, $19,578; $17,027)	20,541	18,219
Equity call options, at estimated fair value (cost, $–; $2,230)	—	3,318
Other long-term investments	11,317	11,604

Total investments	253,121	237,585
Cash and cash equivalents	45,940	50,703
Accrued investment income	2,290	2,236
Premiums receivable (net of allowance, $558; $558)	26,846	23,225
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	26,303	27,525
Deferred acquisition costs	6,257	4,501
Deferred income taxes, net	1,229	2,696
Federal income taxes recoverable	846	—
Intangible assets	6,372	8,110
Goodwill	7,992	5,140
Other assets	8,322	6,485

Total assets	$385,518	$368,206

LIABILITIES

Reserves for unpaid losses and loss adjustment expenses	$129,788	$126,467
Unearned premium reserves	39,826	34,600
Advance premium	1,380	1,755
Accounts payable and accrued expenses	8,422	7,785
Ceded reinsurance balances payable	6,762	5,623
Benefit plan liabilities	334	324
Segregated portfolio cell dividend payable	13,168	7,962
Federal income taxes payable	—	1,902
Junior subordinated debentures	8,007	8,044

Total liabilities	207,687	194,462

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued – 11,597,723 and 11,351,048, respectively; outstanding – 10,581,038 and 11,351,048, respectively	—	—
Unearned ESOP compensation	(6,354)	(7,101)
Additional paid in capital	110,166	108,502
Treasury stock, at cost (1,016,685 shares)	(15,589)	—
Retained earnings	86,363	69,483
Accumulated other comprehensive income, net	3,245	2,860

Total shareholders’ equity	177,831	173,744

Total liabilities and shareholders’ equity	$385,518	$368,206

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February 14, 2008	Page 7 of 8

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenue:
Net premiums earned	$34,269	$29,060	$129,495	$74,919
Net investment income	3,101	3,761	12,428	8,992
Net realized investment gains	567	1,125	2,888	2,757
Other revenue	166	111	683	313

Total revenue	38,103	34,057	145,494	86,981

Expenses:
Losses and loss adjustment expenses incurred	15,620	18,093	73,588	47,913
Acquisition and other underwriting expenses	3,809	2,085	17,056	7,241
Other expenses	5,805	5,224	21,801	14,390
Amortization of intangible assets	435	500	1,738	1,088
Policyholder dividends	194	55	543	239
Segregated portfolio dividend expense	2,250	1,244	4,423	2,890

Total expenses	28,113	27,201	119,149	73,761

Income before income taxes	9,990	6,856	26,345	13,220
Income tax expense	2,333	2,332	7,662	4,942

Net income	$7,657	$4,524	$18,683	$8,278

Earnings per share (EPS):
Basic shares outstanding	9,757,718	10,634,677	10,264,369	10,623,182
Basis EPS[1]	$0.78	$0.43	$1.82	$0.67

Diluted shares outstanding	10,102,030	10,940,776	10,604,349	10,929,281
Diluted EPS[1]	$0.76	$0.41	$1.76	$0.65

[1]	Basic earnings per share and diluted earnings per share for the year ended December 31, 2006 are computed using net income for the period from June 16, 2006 to December 31, 2006 of $7.1 million.

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Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.